Colony Capital

November 7, 2018

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

THIRD QUARTER 2018

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our failure to achieve anticipated synergies in and benefits of the completed merger among NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp., the impact of changes to Colony Capital’s management, employee and organizational structure, Colony Capital’s liquidity, including its ability to complete sales of non-core investments, whether Colony Capital will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the amount, timing and impact of general and administrative cost reductions, including whether any anticipated benefits of such reductions will be realized, Colony Capital's ability to grow its third-party investment management business, the timing and pace of growth in the Company's industrial platform, the performance of the Company's investment in Colony Credit Real Estate, Inc., Colony Capital’s ability to maintain or create future permanent capital vehicles under its management, whether the Company will realize any anticipated benefits from the Digital Bridge partnership, the timing of and ability to complete additional repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, the impact of amendments to the Company's agreements with its managed companies, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

FFO: The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses and foreign currency remeasurements; (viii) acquisition-related expenses, merger and integration costs; (ix) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (x) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xi) non-real estate depreciation and amortization; (xii) change in fair value of contingent consideration; and (xiii) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. CLNC’s Core Earnings reflect adjustments to GAAP net income to exclude impairment of real estate and provision for loan losses. Such impairment and provision for loan losses may ultimately be realized, in part or in full, upon a sale or monetization of the related asset or loan and such realized loss would be reflected in CLNC’s Core Earnings and, as a result, the Company’s Core FFO. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI and EBITDA: The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony Capital holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of September 30, 2018, the consolidated healthcare portfolio consisted of 413 properties: 192 senior housing properties, 108 medical office properties, 99 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of September 30, 2018. The healthcare portfolio earns rental and escalation income from leasing space to various healthcare tenants and operators. The leases are for fixed terms of varying length and generally provide for rent and expense reimbursements to be paid in monthly installments. The healthcare portfolio also generates operating income from healthcare properties operated through management agreements with independent third-party operators, predominantly through structures permitted by the REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”).

Industrial Real Estate
As of September 30, 2018, the consolidated industrial portfolio consisted of 406 primarily light industrial buildings totaling 48.9 million rentable square feet across 20 major U.S. markets and was 94% leased. During the third quarter 2018, the Company raised $84 million of new third-party capital. As a result, the Company’s equity interest in the consolidated Industrial Real Estate segment decreased to approximately 36% as of September 30, 2018 from 37% as of June 30, 2018. Total third-party capital commitments were approximately $1.5 billion compared to cumulative balance sheet contributions of $749 million as of September 30, 2018. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is comprised of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets generally targeting multi-tenanted warehouses less than 250,000 square feet.

Hospitality Real Estate
As of September 30, 2018, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of September 30, 2018. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
On February 1, 2018, Colony Credit Real Estate, Inc., a leading commercial real estate credit REIT, announced the completion of the combination of a select portfolio of the Company’s assets and liabilities from the Other Equity and Debt segment with NorthStar Real Estate Income Trust, Inc. (“NorthStar I”) and NorthStar Real Estate Income II, Inc. (“NorthStar II”) in an all-stock transaction. In connection with the closing, CLNC completed the listing of its Class A common stock on the New York Stock Exchange under the ticker symbol “CLNC.” The combination created a permanent capital vehicle, externally managed by the Company, with approximately $5.5 billion in assets, excluding securitization trust liabilities, and $3.0 billion in equity value as of September 30, 2018. The Company owns 48.0 million shares, or 37%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include our 11% interest in NorthStar Realty Europe Corp. (NYSE: NRE) and other investments for which the Company acts as a general partner or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; real estate loans; net leased assets; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, non-traded and traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Introducing Colony Capital

- Colony Capital, Inc. (NYSE: CLNY) is a leading global real estate and investment management firm that primarily invests in real estate and real estate-related assets through a diversified set of products, strategies, and property types

- Global brand spans 10 countries
- Experienced and aligned senior management team
- $100Bn+ invested over 27 years in 20+ countries
- Proven acquisition platform with:
  - Global presence, but local market expertise
  - Heritage of first mover advantage
  - Proprietary access to transactions and relationships
  - Disciplined underwriting standards

AT A GLANCE

1991
Founded

10
Countries

$44Bn
Assets Under Management[1]

$18Bn
Fee Earning Equity Under Management[2]

$0.44
Annualized Dividend per Share

Notes:
(1) Represents balance sheet and third-party AUM as of September 30, 2018.
(2) As of September 30, 2018

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Business Overview

- Colony Capital is one of the world’s largest real estate investors, owners and operators

REAL ESTATE VERTICALS: ~$15Bn Colony Balance Sheet Interest

GLOBAL HEALTHCARE

$4.1Bn PORTFOLIO [1]

Colony Interest: 71%
Senior Housing, MOB, SNFs, Hospitals

HOSPITALITY

$4.0Bn PORTFOLIO [1]

Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

INDUSTRIAL

$1.2Bn PORTFOLIO [1]

Colony Interest: 36%
Critical last mile of logistics chain

CLNC and GLOBAL EQUITY & DEBT

$5.4Bn PORTFOLIO [1]

Colony Interest: Various %
Includes interests in CLNC & NRE, GP co-investments and other real estate equity & debt

INVESTMENT MANAGEMENT: ~$29Bn Third Party Assets Under Management

Institutional Funds - $10Bn

- Colony Industrial Fund
- Real Estate Credit
- Opportunistic Real Estate
- Other co-investment vehicles

Public Vehicles - $5Bn

- External manager of two NYSE listed REITs (Colony Credit Real Estate and NorthStar Realty Europe)

Retail - $4Bn

- NorthStar Healthcare Income
- Colony S2K joint venture

Affiliates (REIM) - $10Bn

- Minority interests in other real estate investment management platforms
- Primarily interests in Digital Colony and RXR Realty

Notes:
(1) Represents pro rata carrying value of assets as of September 30, 2018.

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Healthcare Real Estate Vertical

- Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$4Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 9/30/18

Property Count	413
Beds / Units	~23,300
MOB Total SF	3.8MM
3Q18 Consolidated NOI	$76MM
Sr. Housing - Operating Occupancy	87.1%
MOB Occupancy	83.0%
NNN Rent Coverage	1.5x
% of NOI - NNN	61%
CLNY Ownership	71%

Geographic Overview (% of 3Q 2018 NOI)

WA: 3%
OR: 7%
ID: 1%
CA 6%
UT: <1%
CO: 3%
AZ: 1%
NM: <1%
NE: <1%
KS: <1%
OK: 1%
TX: 6%
MN: <1%
MO: 1%
AR: <1%
LA: 2%
MS: <1%
IL: 9%
IN: 10%
MI: 1%
OH: 6%
KY: <1%
TN: 2%
AL: 1%
GA: 6%
FL: 8%
SC:<1%
NC: 3%
VA: 2%
PA: 7%
MD: <1%
MA: <1%
HI: <1%
UK: 14%

Sub-Sector Composition [1]

Hospital 7%
MOB 19%
RIDEA
NNN
Senior Housing 42%
SNF 34%
Approximately 48% of senior housing facilities by NOI are net leased

Revenue Mix [1,2]

Medicare 10%
Medicaid 30%
Private Pay 60%

NNN Rent Coverage [1,3]

<1.0x 28%
>1.5x 39%
1.0x-1.5x 33%

Notes:
(1) Data as of September 30, 2018 unless otherwise noted.
(2) Based on NOI for the quarter ended September 30, 2018, at CLNY share
(3) Overall percentages are weighted by June 30, 2018 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Industrial Real Estate Vertical

- Vertically integrated light industrial portfolio comprising 49MM square feet; majority third party capital

Consolidated Key Stats as of 9/30/18

Buildings	406
Rentable SF	48.9MM
3Q18 Consolidated NOI	$49MM
Leased	94.0%
WALT (years)	3.9
3Q 2018 Acquisitions	$134MM
CLNY Ownership	36%

Geographic Overview (% of 3Q 2018 NOI)

San Francisco Bay Area: 2%
Las Vegas: 1%
Salt Lake City: 4%
Denver: 3%
Phoenix: 7%
Minneapolis 7%
Kansas City: 4%
Chicago 5%
St. Louis: 2%
Dallas: 15%
Austin: 3%
Houston: 5%
San Antonio: 1%
Atlanta: 14%
Philadelphia/ New Jersey: 8%
Baltimore: 6%
Jacksonville: 4%
Tampa: 2%
Orlando: 7%

Tenant Type [1,2]

Local 11%
International 35%
Regional 13%
National 41%

Tenant Use [1,2]

Office 1%
Retail/Showroom 1%
Other 1%
Manufacturing 20%
Distribution/ Warehouse 77%

Tenant Industry [1,2]

Other 9%
Media & Information 6%
Health & Science 7%
Professional, Scientific and Technical Services 9%
Wholesale Trade 9%
Manufacturing 18%
Warehousing & Transportation 42%

Notes:
(1) Data as of September 30, 2018 unless otherwise noted.
(2) Based on % of total leased square feet for the quarter ended September 30, 2018

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview –
Hospitality Real Estate Vertical

- Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 9/30/18

Hotels	167
Keys	~22,100
3Q18 Consolidated EBITDA	$78MM
3Q 2018 Occupancy	78.7%
3Q 2018 ADR	$130
3Q 2018 RevPAR	$102
3Q 2018 EBITDA Margin	35%
CLNY Ownership	94%

Geographic Overview (% of 3Q 2018 EBITDA)

WA: 4%
CA 18%
AZ: 4%
NM: 1%
CO: <1%
TX: 12%
OK: <1%
LA: 1%
IL: 1%
MI: 3%
OH: <1%
KY: 1%
TN: 2%
AL: <1%
GA: 4%
FL: 23%
NC: 4%
VA: 5%
PA: 1%
NY: 3%
NH: 3%
ME: <1%
MA: 2%
CT: 1%
NJ: 6%
MD: 2%

Hotel Type [1]

Full Service 4%
Extended Stay 36%
Select Service 60%

Brand [1]

HYATT 4%
1% IHG
Hilton 16%
79% Marriott

Chain Scale [1]

Upper Midscale 9%
Upper Upscale 3%
Upscale 88%

Notes:
(1) Based on room count.

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview – Colony Credit Real Estate (CLNC)

- Scaled, diversified real estate credit REIT externally managed by CLNY

Key Stats as of 9/30/18

Monthly Dividend / Share	$0.145
Annualized Dividend / Share	$1.74
Total At-Share Assets [1]	$5.5Bn
Book Equity Value [1]	$3.0Bn
Debt-to-Asset Ratio [2]	42%
Net Debt-to-Equity Ratio [3]	0.8x
CLNY Ownership	37%

Top CRE Mortgage REITs by Shareholder Equity

Shareholders Equity ($Bn) 4
5.0
4.0
3.0
2.0
1.0
0.0
4.4
3.3
3.0
2.5
1.5
1.3
1.1
0.8
0.8
0.5
0.4
STARWOOD
Blackstone Mortgage Trust
ColonyCredit REAL ESTATE
APOLLO
LADDER CAPITAL
TPG
KKR
GRANITE POINT
ARBOR
DYNEX
ARES

Investment Type [5]

PE Interests 4%
Preferred Equity 6%
Owned Real Estate – Other RE Equity 16%
Senior Mortgage Loans 33%
CRE Debt Securities 7%
Mezzanine Loans 9%
Owned Real Estate – Net Lease 25%
Non-Core Assets

Property Type [5]

Other 5%
Retail 10%
Hotel 21%
Multifamily 11%
Industrial 20%
Office 33%

Geography [5]

Southwest 6%
Other <1%
Europe 9%
West 37%
Northeast 15%
Midwest 17%
Southeast 16%

Notes:
(1) Represents total assets and book equity value at CLNC share as of September 30, 2018. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities
(2) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of September 30, 2018.
(3) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total shareholders' equity as of September 30, 2018; shareholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(4) Excludes noncontrolling interest and preferred stock at liquidation preference and includes operating partnership interest; based on company filings as of September 30, 2018; except for STWD which is based on company filings as of June 30, 2018 as September 30,2018 company filings not yet released.
(5) Based on carrying values at CLNC share as of September 30, 2018: excludes CMBS, mortgage loans held in securitization trusts and Private Equity interests (except for Investment Type chart).

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Other Equity and Debt

- Total $3.4Bn Assets and $2.1Bn Net Equity; Non-Strategic OED totals $2.4Bn of assets and $1.5Bn of net equity, which will be monetized in near term to simplify the balance sheet and generate capital for strategic initiatives

Selected Assets

One California Plaza –Strategic (Los Angeles)

COURTYARD
Marriott

Tharaldson Hotel Portfolio – Non-Strategic (U.S., Nationwide)

Tolka Loan Portfolio – Strategic (Dublin, Ireland)

Asset Type [1]

Net Lease 4%
NRE 3%
Real Estate Equity 46%
GP Co - Invest 25%
Secondaries, CRE Securities and Other 3%
Real Estate Debt 18%

Strategy Type [2]

Non-Strategic 72%
Strategic 28%
Majority of OED assets viewed as non-strategic – plan to monetize in near-term

Strategic OED [2]

NRE 12%
GP Co-Investment 88%

Notes:
(1) Based on total undepreciated carrying value of equity of $2.1 billion as of September 30, 2018.
(2) Based on undepreciated carrying value of equity of non-strategic and strategic investments of $1.5 billion and $602 million, respectively, as of September 30, 2018.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Investment Management

- Diversified sources of third party capital across multiple product offerings and asset classes within real estate

$28.9Bn AUM

$5.5
$4.2
$9.8
$6.2
$17.7Bn FEEUM
$1.6
$5.7
$3.6
$10.0

Institutional Funds

- Includes Credit, Core-Plus / Value-Add, Opportunistic and Colony Industrial Fund

Public Vehicles

- External manager of Colony Credit Real Estate and NorthStar Realty Europe

Retail

- Includes NorthStar Healthcare (non-traded REIT) and CC Real Estate Income ('40 Act Fund)

REIM Platforms/Affiliates

- Includes interests in Digital Colony, RXR Realty, American Healthcare Investors and Steelwave

Colony Capital | Supplemental Financial Report	13

I. Corporate Overview – Investment Management (Cont'd)

- History of being a first mover on large scale real estate investment management opportunities

SINGLE FAMILY RENTAL

ColonyAmericanHomes

***Thesis**: Generational single family home mispricing presented tremendous buy vs. rent dynamics with significant single family rental demand from a population unable to buy homes*

- Began buying homes in March 2012
- Acquired ~20,000 homes before merger with Starwood Waypoint Homes
- Raised $1.7Bn of new LP capital raised in a closed end fund with final divestment in Q2 2017

INDUSTRIAL

COLONY INDUSTRIAL

***Thesis**: Identified supply constrained light industrial asset class, which is the critical "last-mile" of logistics, as a beneficiary of accelerating e-commerce demand*

- Acquired $1.6Bn Cobalt Capital Partners portfolio in Dec. 2014
- Utilized balance sheet to commit to initial acquisition
- Now have $749MM of balance sheet capital alongside $1.5Bn billion of third party capital
- High growth permanent capital vehicle in an open end fund structure

DIGITAL

digitalcolony

***Thesis**: Capitalize on unabated growth in mobile & internet data traffic through investment in underserved and underpenetrated digital infrastructure asset class with best-in-class operator Digital Bridge*

- Aggregate fund commitments of $4Bn as of September 30, 2018
- Attractive third-party capital ratio of over 12:1
- Completed two investments in its first 90 days of operations, deploying $440MM of equity

Colony Capital | Supplemental Financial Report	14

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended September 30, 2018, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(69,975)
Net income (loss) attributable to common stockholders per basic share	(0.15)
Core FFO	102,231
Core FFO per basic share	0.20
Q4 2018 dividend per share	0.11
Annualized Q4 2018 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$22,305,280
CLNY OP share of consolidated assets	15,786,140
Total consolidated debt(1)	10,083,884
CLNY OP share of consolidated debt(1)	7,389,045
Shares and OP units outstanding as of September 30, 2018	522,414
Shares and OP units outstanding as of November 5, 2018	522,414
Share price as of November 5, 2018	5.79
Market value of common equity & OP units as of November 5, 2018	3,024,778
Liquidation preference of perpetual preferred equity	1,436,605
Insider ownership of shares and OP units	6.0%
Total Assets Under Management ("AUM")	$ 43.6 billion
Fee Earning Equity Under Management ("FEEUM")	$ 17.7 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

Colony Capital | Supplemental Financial Report	15

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Healthcare Real Estate
Q3 2018 net operating income(1)(2)	$76,469	$54,216
Annualized net operating income(3)	309,568	219,482
Investment-level non-recourse financing(4)	3,249,336	2,315,318

Industrial Real Estate
Q3 2018 net operating income(2)	48,987	17,654
Annualized net operating income	195,948	70,616
Investment-level non-recourse financing(4)	1,075,650	387,653

Hospitality Real Estate
Q3 2018 EBITDA(2)	77,938	73,496
TTM EBITDA(5)	283,140	267,000
Investment-level non-recourse financing(4)	2,647,950	2,477,084

Notes:

(1)
NOI includes $1.4 million consolidated or $1.0 million CLNY OP share of interest earned related to $51 million consolidated or $36 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended September 30, 2018.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Excludes $0.9 million consolidated or $0.6 million CLNY OP share of third quarter 2018 non-recurring bad debt expense.

(4)	Represents unpaid principal balance.

(5)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	16

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended September 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 37% interest	$1,107,168	$1,107,168
Other Equity and Debt(1)
1) Strategic Investments
a) GP co-investments - net carrying value	1,513,550	527,799
b) Net carrying value of 11% interest in NRE	73,775	73,775
2) Net lease real estate equity
a) Q3 2018 net operating income	3,198	3,186
b) Investment-level non-recourse financing(2)	137,635	137,002
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	2,442,780	1,272,355
b) Investment-level non-recourse financing(2)	1,493,838	786,268
c) Carrying value - unconsolidated / equity method investments (including Albertsons)	548,134	470,079
4) Real estate debt
a) Carrying value - consolidated(4)	513,296	364,476
b) Investment-level non-recourse financing(2)	36,111	23,318
c) Carrying value - equity method investments	28,535	21,022
d) Carrying value - real estate assets (REO within debt portfolio) and other(3)	20,997	13,873
5) CRE securities and real estate PE fund investments
a) Carrying value		71,011
Investment Management
Third-party AUM ($ in millions)		28,911
FEEUM ($ in millions)		17,737
Q3 2018 fee revenue and REIM platform earnings of investments in unconsolidated ventures		36,408
Net Assets
Cash and cash equivalents, restricted cash and other assets(5)	1,138,481	893,960
Accrued and other liabilities and dividends payable(6)	676,293	489,469
Net assets	462,188	404,491

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)	Excludes $51 million consolidated or $36 million CLNY OP share carrying value of healthcare real estate development loans.

(5)
Other assets excludes $9 million consolidated or $7 million CLNY OP share of deferred financing costs, $70 million consolidated or $15 million CLNY OP share of deposits for pending investments and $138 million consolidated or $76 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 38.

(6)	Accrued and other liabilities exclude $51 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash.

Colony Capital | Supplemental Financial Report	17

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of September 30, 2018
Assets
Cash and cash equivalents	$416,795
Restricted cash	413,803
Real estate, net	13,958,524
Loans receivable, net	1,784,491
Investments in unconsolidated ventures	2,330,847
Securities, at fair value	139,028
Goodwill	1,534,561
Deferred leasing costs and intangible assets, net	563,712
Assets held for sale	638,151
Other assets	483,519
Due from affiliates	41,849
Total assets	$22,305,280
Liabilities
Debt, net	$9,867,976
Accrued and other liabilities	642,902
Intangible liabilities, net	167,270
Liabilities related to assets held for sale	50,625
Dividends and distributions payable	84,604
Total liabilities	10,813,377
Commitments and contingencies
Redeemable noncontrolling interests	34,389
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	1,407,495
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 490,319 shares issued and outstanding	4,904
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,618,518
Distributions in excess of earnings	(1,567,662)
Accumulated other comprehensive income (loss)	17,732
Total stockholders’ equity	7,480,994
Noncontrolling interests in investment entities	3,590,546
Noncontrolling interests in Operating Company	385,974
Total equity	11,457,514
Total liabilities, redeemable noncontrolling interests and equity	$22,305,280

Colony Capital | Supplemental Financial Report	18

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (Unaudited)	As of September 30, 2018
Assets
Cash and cash equivalents	$107,398
Restricted cash	120,323
Real estate, net	4,615,142
Loans receivable, net	804,118
Investments in unconsolidated ventures	243,123
Securities, at fair value	27,904
Goodwill	—
Deferred leasing costs and intangible assets, net	148,698
Assets held for sale	316,787
Other assets	130,737
Due from affiliates	4,910
Total assets	$6,519,140
Liabilities
Debt, net	$2,651,700
Accrued and other liabilities	186,824
Intangible liabilities, net	25,533
Liabilities related to assets held for sale	30,148
Dividends and distributions payable	—
Total liabilities	2,894,205
Commitments and contingencies
Redeemable noncontrolling interests	34,389
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 490,319 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,590,546
Noncontrolling interests in Operating Company	—
Total equity	3,590,546
Total liabilities, redeemable noncontrolling interests and equity	$6,519,140

Colony Capital | Supplemental Financial Report	19

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended September 30, 2018
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$146,462	$73,036	$224,327	$—	$124,156	$—	$—	$567,981
Interest income	1,413	107	—	—	56,901	1,191	378	59,990
Fee income	—	—	—	—	—	35,055	—	35,055
Other income	32	759	57	—	1,231	7,881	1,783	11,743
Total revenues	147,907	73,902	224,384	—	182,288	44,127	2,161	674,769
Expenses
Property operating expense	66,298	21,409	146,440	—	73,648	—	—	307,795
Interest expense	47,620	10,872	41,646	—	31,306	—	13,673	145,117
Investment and servicing expense	1,556	41	1,938	—	5,064	2,028	490	11,117
Transaction costs	—	—	—	—	52	—	176	228
Placement fees	—	—	—	—	—	5,184	—	5,184
Depreciation and amortization	43,697	33,503	36,503	—	24,933	5,140	1,534	145,310
Provision for loan loss	213	—	—	—	7,612	—	—	7,825
(Recovery of) impairment loss	(274)	774	61,865	—	7,132	7,000	—	76,497
Compensation expense	1,553	2,257	1,501	—	2,797	12,317	26,301	46,726
Administrative expenses	143	857	78	—	2,815	1,024	18,361	23,278
Total expenses	160,806	69,713	289,971	—	155,359	32,693	60,535	769,077
Other income (loss)
Gain on sale of real estate assets	—	2,104	—	—	33,016	—	—	35,120
Other gain (loss), net	(1,122)	—	(178)	—	2,872	607	27,498	29,677
Earnings of investments in unconsolidated ventures	—	—	—	(19,480)	24,517	8,761	—	13,798
Income (loss) before income taxes	(14,021)	6,293	(65,765)	(19,480)	87,334	20,802	(30,876)	(15,713)
Income tax benefit (expense)	(1,030)	3	(855)	—	719	2,707	223	1,767
Net income (loss) from continuing operations	(15,051)	6,296	(66,620)	(19,480)	88,053	23,509	(30,653)	(13,946)
Income (loss) from discontinued operations	—	—	—	—	—	—	—	—
Net income (loss)	(15,051)	6,296	(66,620)	(19,480)	88,053	23,509	(30,653)	(13,946)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	865	—	—	865
Investment entities	(2,086)	5,232	242	—	25,838	3,156	—	32,382
Operating Company	(768)	63	(3,962)	(1,152)	3,635	1,208	(3,427)	(4,403)
Net income (loss) attributable to Colony Capital, Inc.	(12,197)	1,001	(62,900)	(18,328)	57,715	19,145	(27,226)	(42,790)
Preferred stock dividends	—	—	—	—	—	—	27,185	27,185
Net income (loss) attributable to common stockholders	$(12,197)	$1,001	$(62,900)	$(18,328)	$57,715	$19,145	$(54,411)	$(69,975)

Colony Capital | Supplemental Financial Report	20

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended September 30, 2018
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$41,381	$46,137	$14,194		$—	$56,498	$—	$—	$158,210
Interest income	429	67	—		—	26,592	—	—	27,088
Fee income	—	—	—		—	(23)	—	—	(23)
Other income	10	—	6		—	1,118	—	—	1,134
Total revenues	41,820	46,204	14,200		—	84,185	—	—	186,409
Expenses
Property operating expense	18,228	13,547	9,052		—	33,612	—	—	74,439
Interest expense	13,589	6,823	2,496		—	11,257	—	—	34,165
Investment and servicing expense	421	26	122		—	1,521	—	—	2,090
Transaction costs	—	—	—		—	42	—	—	42
Placement fees	—	—	—		—	—	—	—	—
Depreciation and amortization	12,584	20,997	2,280		—	10,636	—	—	46,497
Provision for loan loss	65	—	—		—	5,200	—	—	5,265
(Recovery of) impairment loss	(103)	486	—		—	4,507	—	—	4,890
Compensation expense	—	189	—		—	589	—	—	778
Administrative expenses	41	252	5		—	1,316	—	—	1,614
Total expenses	44,825	42,320	13,955		—	68,680	—	—	169,780
Other income (loss)
Gain on sale of real estate assets	—	1,346	—		—	2,994	—	—	4,340
Other gain (loss), net	(341)	—	(3)		—	3,799	—	—	3,455
Earnings of investments in unconsolidated ventures	—	—	—		—	4,812	3,156	—	7,968
Income (loss) before income taxes	(3,346)	5,230	242		—	27,110	3,156	—	32,392
Income tax benefit (expense)	(312)	2	—		—	(407)	—	—	(717)
Net income (loss) from continuing operations	(3,658)	5,232	242		—	26,703	3,156	—	31,675
Income (loss) from discontinued operations	—	—	—		—	—	—	—	—
Non-pro rata allocation of income (loss) to NCI	1,572	—	—		—	—	—	—	1,572
Net income (loss) attributable to noncontrolling interests	$(2,086)	$5,232	$242		$—	$26,703	$3,156	$—	$33,247

Colony Capital | Supplemental Financial Report	21

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended September 30, 2018
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(12,197)	$1,001	$(62,900)	$(18,328)	$57,715	$19,145	$(54,411)	$(69,975)		$(69,975)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(768)	63	(3,962)	(1,152)	3,635	1,208	(3,427)	(4,403)		(4,403)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(12,965)	1,064	(66,862)	(19,480)	61,350	20,353	(57,838)	(74,378)	—	(74,378)

Adjustments for FFO:
Real estate depreciation and amortization	31,608	12,456	33,764	10,986	15,774	2,332	—	106,920	46,383	153,303
Impairment of real estate	(171)	288	61,865	9,097	2,625	—	—	73,704	4,891	78,595
Gain from sales of real estate	—	(784)	—	—	(33,333)	—	—	(34,117)	(4,315)	(38,432)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(46,959)	(46,959)
FFO	$18,472	$13,024	$28,767	$603	$46,416	$22,685	$(57,838)	$72,129	$—	$72,129

Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	7,174	—	—	7,174	(1,271)	5,903
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	5,221	—	5,221	—	5,221
Equity-based compensation expense	313	979	302	667	637	1,548	4,979	9,425	—	9,425
Straight-line rent revenue and expense	(2,419)	(812)	(3)	—	(776)	199	579	(3,232)	(2,785)	(6,017)
Amortization of acquired above- and below-market lease values	(1,361)	(499)	(3)	(40)	(85)	—	—	(1,988)	(852)	(2,840)
Amortization of deferred financing costs and debt premiums and discounts	3,902	182	5,239	(89)	4,648	61	1,625	15,568	4,472	20,040
Unrealized fair value gains or losses and foreign currency remeasurements(2)	779	—	—	12,881	(2,316)	(57)	(27,512)	(16,225)	(66)	(16,291)
Acquisition and merger-related transaction costs	—	—	—	149	51	—	176	376	42	418
Merger integration costs(3)	—	—	—	—	—	—	2,180	2,180	—	2,180
Amortization and impairment of investment management intangibles	—	—	—	—	—	12,088	—	12,088	—	12,088
Non-real estate depreciation and amortization	—	50	459	—	119	52	1,534	2,214	176	2,390
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	582	—	—	582	538	1,120
Tax (benefit) expense, net	—	—	—	—	—	(3,281)	—	(3,281)	—	(3,281)
Less: Adjustments attributable to noncontrolling interests in investment entities(1)	—	—	—	—	—	—	—	—	(254)	(254)
Core FFO	$19,686	$12,924	$34,761	$14,171	$56,450	$38,516	$(74,277)	$102,231	$—	$102,231

Notes:

(1)
Net of $27.1 million consolidated or $22.8 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony Capital, Inc. prior to its internalization of the manager.

(2)	Includes an adjustment to exclude CLNY OP's share of provision for loan loss recognized by CLNC, which is excluded for CLNC's calculation of its Core Earnings.

(3)
Merger integration costs represent costs and charges incurred during the integration of Colony, NSAM and NRF. These integration costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration. The majority of integration costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony Capital | Supplemental Financial Report	22

IVa. Capitalization - Overview

($ in thousands; except per share data; as of September 30, 2018, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$—	$—
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		37,723	37,723
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,249,336	2,315,318
Industrial		1,075,650	387,653
Hospitality		2,647,950	2,477,084
Other Equity and Debt		2,177,003	1,275,045
Total investment-level debt		9,149,939	6,455,100
Total debt		$10,083,884	$7,389,045

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,436,605

Common equity as of November 5, 2018	Price per share	Shares / Units
Class A and B common stock	$5.79	491,045	$2,843,151
OP units	5.79	31,369	181,627
Total market value of common equity			$3,024,778

Total market capitalization			$11,850,428

Colony Capital | Supplemental Financial Report	23

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$2,168,859	$1,512,707	2.2	4.7%
Healthcare	Floating	1,080,477	802,611	2.5	6.4%
Industrial	Fixed	1,073,628	386,924	10.9	3.8%
Industrial	Floating	2,022	729	4.4	5.0%
Hospitality	Fixed	11,523	11,235	2.4	12.6%
Hospitality	Floating	2,636,427	2,465,849	4.1	5.4%
Other Equity and Debt
Net lease real estate equity	Fixed	137,635	137,002	3.8	4.6%
Other real estate equity	Fixed	86,550	25,434	4.0	3.1%
Other real estate equity	Floating	1,407,288	760,834	3.8	4.8%
Real estate debt	Floating	36,111	23,318	1.0	5.4%
GP Co-investments	Floating	509,419	328,457	3.0	4.5%
Total investment-level debt		$9,149,939	$6,455,100	3.8	5.1%

Fixed / Floating Summary
Fixed		$3,478,195	$2,073,302
Floating		5,671,744	4,381,798
Total investment-level debt		$9,149,939	$6,455,100

Notes:

(1)	Based on 1-month LIBOR of 2.26% and 3-month LIBOR of 2.40%.

Colony Capital | Supplemental Financial Report	24

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of September 30, 2018)
Revolving credit facility
Maximum principal amount	$1,000,000
Amount outstanding	—
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Interest Coverage Ratio(1)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of September 30, 2018, CLNY is meeting all required covenant threshold levels

Notes:

(1)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	25

IVd. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of September 30, 2018, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,436,605	57,464

Notes:

(1)	Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony Capital | Supplemental Financial Report	26

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of September 30, 2018)
Consolidated debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2018	2019	2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—	—	402,500	213,605	616,105
Corporate aircraft promissory note	Fixed	1,529	2,124	2,233	2,350	29,487	37,723
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	56	1,750,231	7,052	8,338	403,182	2,168,859
Healthcare	Floating	113,671	518,418	52,251	396,136	1	1,080,477
Industrial	Fixed	205	839	875	2,690	1,069,019	1,073,628
Industrial	Floating	—	—	—	—	2,022	2,022
Hospitality	Fixed	—	—	—	11,523	—	11,523
Hospitality	Floating	—	—	247,750	208,677	2,180,000	2,636,427
Other Equity and Debt	Fixed	47,231	14,839	14,967	26,786	120,362	224,185
Other Equity and Debt	Floating	14,141	367,215	21,407	347,958	1,202,097	1,952,818
Total debt		$176,833	$2,653,666	$346,535	$1,406,958	$5,499,892	$10,083,884

Pro rata debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2018	2019	2020	2021	2022 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—	$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—	—	402,500	213,605	616,105
Corporate aircraft promissory note	Fixed	1,529	2,124	2,233	2,350	29,487	37,723
TruPS	Floating	—	—	—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	39	1,218,861	4,950	5,852	283,005	1,512,707
Healthcare	Floating	79,376	366,463	42,314	314,457	1	802,611
Industrial	Fixed	74	302	315	969	385,264	386,924
Industrial	Floating	—	—	—	—	729	729
Hospitality	Fixed	—	—	—	11,235	—	11,235
Hospitality	Floating	—	—	247,750	203,460	2,014,639	2,465,849
Other Equity and Debt	Fixed	38,667	5,298	5,383	9,380	103,707	162,435
Other Equity and Debt	Floating	10,608	146,299	8,805	313,408	633,490	1,112,610
Total debt		$130,293	$1,739,347	$311,750	$1,263,611	$3,944,044	$7,389,045

Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

Colony Capital | Supplemental Financial Report	27

Va. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$16,464	$11,673
Medical Office Buildings	13,386	9,491
Triple-Net Lease:
Senior Housing	15,294	10,843
Skilled Nursing Facilities	26,257	18,616
Hospitals	5,068	3,593
Total net operating income(2)	$76,469	$54,216

Portfolio overview	Total number of buildings	Capacity	% Occupied(3)	TTM Lease Coverage(4)	WA Remaining Lease Term
Senior Housing - Operating	108	6,411 units	87.1%	N/A	N/A
Medical Office Buildings	108	3.8 million sq. ft.	83.0%	N/A	N/A
Triple-Net Lease:
Senior Housing	84	4,231 units	82.0%	1.4x	11.7
Skilled Nursing Facilities	99	11,829 beds	81.9%	1.2x	6.1
Hospitals	14	872 beds	57.1%	3.3x	9.9
Total	413

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)		NOI(5)
	Q3 2018	Q2 2018	6/30/2018	3/31/2018	Q3 2018	Q2 2018	% Change
Senior Housing - Operating	87.1%	86.7%	N/A	N/A	$17,430	$17,394	0.2%
Medical Office Buildings	83.0%	82.6%	N/A	N/A	13,356	13,718	(2.6)%
Triple-Net Lease:
Senior Housing	82.0%	82.3%	1.4x	1.4x	15,296	15,544	(1.6)%
Skilled Nursing Facilities	81.9%	82.2%	1.2x	1.2x	26,257	25,942	1.2%
Hospitals	57.1%	59.6%	3.2x	3.3x	5,068	4,806	5.5%
Total					$77,407	$77,404	—%

Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of September 30, 2018.

(2)
NOI includes $1.4 million consolidated or $1.0 million CLNY OP share of interest earned related to $51 million consolidated or $36 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended September 30, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

(5)	Same Store Consolidated NOI excludes excludes $0.9 million and $3.6 million of non-recurring bad debt expense in Q3 2018 and Q2 2018, respectively.

Colony Capital | Supplemental Financial Report	28

Vb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended September 30, 2018, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of June 30, 2018
June 30, 2018 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	7	7%	21%	28%	6 yrs
1.00x - 1.09x	—	—%	—%	—%	—
1.10x - 1.19x	1	—%	10%	10%	8 yrs
1.20x - 1.29x	2	4%	11%	15%	9 yrs
1.30x - 1.39x	—	—%	—%	—%	—
1.40x - 1.49x	2	—%	8%	8%	6 yrs
1.50x and greater	5	19%	20%	39%	10 yrs
Total / W.A.	17	30%	70%	100%	8 yrs

Revenue Mix(2)	June 30, 2018 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	84%	4%	12%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	64%	—%	36%
Skilled Nursing Facilities	27%	20%	53%
Hospitals	15%	41%	44%
W.A.	60%	10%	30%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	29

Vb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	45	$9,805
Indiana	55	7,352
Florida	27	6,072
Illinois	35	5,957
Pennsylvania	11	4,925
Oregon	31	4,896
Ohio	35	4,752
Georgia	22	4,666
Texas	31	4,321
California	14	4,243

Total	306	$56,989

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI(1)	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	81	$14,561	87.8%	N/A	N/A
Caring Homes (U.K.)(2)	Sr. Housing / NNN	45	9,805	86.9%	1.5x	15 yrs
Sentosa	SNF / NNN	11	4,925	87.1%	1.2x	10 yrs
Wellington Healthcare	SNF / NNN	11	4,297	87.0%	1.1x	8 yrs
Miller	SNF / NNN	28	3,922	70.9%	1.9x	N/A
Frontier	Sr. Housing / RIDEA / NNN	20	3,596	85.1%	N/A	N/A
Opis	SNF / NNN	11	2,814	89.8%	1.4x	5 yrs
Grace	SNF / NNN	9	2,597	81.6%	0.8x	2 yrs
Avanti Hospital Systems	Hospital	5	2,293	50.6%	4.8x	9 yrs
Consulate	SNF / NNN	10	2,015	80.9%	0.6x	9 yrs
Total		231	$50,825

Notes:

(1)	Excludes $0.9 million of non-recurring bad debt expense.

(2)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	30

VIa. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income	$48,987	$17,654

Portfolio overview
Total number of buildings	406
Rentable square feet (thousands)	48,913
% leased at end of period	94.0%
Average remaining lease term	3.9

Same store financial/operating results related to the segment	Q3 2018	Q2 2018	% Change
Same store number of buildings	259	259	—
% leased at end of period	94.9%	94.1%	0.9%
NOI	$32,085	$32,582	(1.5)%

Recent acquisitions & dispositions	Acquisition / Disposition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price / Sales price
Q3 2018 acquisitions:
Baltimore industrial portfolio	7/2/2018	1	90	—%	$7,900
Baltimore industrial portfolio	7/12/2018	2	220	100.0%	19,550
Las Vegas industrial portfolio	7/30/2018	2	205	100.0%	15,995
Las Vegas industrial portfolio	8/16/2018	1	90	100.0%	8,500
Atlanta industrial portfolio	9/26/2018	9	891	96.0%	80,000
Land for development	Various	N/A	N/A	N/A	1,750
Total / W.A.		15	1,496	91.6%	$133,695

Q3 2018 dispositions:
Denver industrial property	8/7/2018	1	79	N/A	$7,037
Total / W.A.		1	79		$7,037

Q4 2018 dispositions:
Salt Lake City industrial portfolio	10/9/2018	3	47	N/A	$3,526
Total / W.A.		3	47		$3,526

Notes:

(1)
CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 36% as of September 30, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	31

VIb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Dallas	68	7,426	$7,336	94.8%
Atlanta	71	7,753	6,815	99.0%
Philadelphia / New Jersey	33	3,718	3,813	92.5%
Orlando	17	2,851	3,611	100.0%
Minneapolis	18	2,814	3,428	95.7%
Phoenix	28	3,230	3,370	96.7%
Baltimore	24	3,116	2,839	91.6%
Chicago	26	2,786	2,438	90.9%
Houston	23	2,092	2,379	88.4%
Jacksonville	11	2,011	1,908	98.3%
Total / W.A.	319	37,797	$37,937	95.3%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	19,161	41.7%
Manufacturing	8,150	17.7%
Professional, Scientific & Technical Services	4,313	9.4%
Wholesale Trade	4,257	9.3%
Health & Science	3,040	6.6%
Media & Information	2,691	5.9%
Construction & Contractors	2,106	4.6%
Retail Trade	1,251	2.7%
Entertainment & Recreation	870	1.9%
Public Administration & Government	88	0.2%
Total	45,927	100.0%

Colony Capital | Supplemental Financial Report	32

VIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)		CLNY OP share of consolidated amount(1)
EBITDA	Consolidated amount
EBITDA:
Select Service	$40,164	$37,875
Extended Stay	34,614	32,641
Full Service	3,160	2,980
Total EBITDA(2)	$77,938	$73,496

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q3 2018 EBITDA	EBITDA margin
Select service	97	13,194	75.3%	$123	$93	$40,164	32.6%
Extended stay	66	7,936	85.0%	137	116	34,614	39.7%
Full service	4	962	72.6%	155	113	3,160	22.9%
Total / W.A.	167	22,092	78.7%	$130	$102	$77,938	34.8%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q3 2018	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Q3 2017	Q3 2018	Q3 2017	% Change
Marriott	77.0%	76.6%	$129	$129	$99	$99	$59,652	$60,790	(1.9)%
Hilton	84.8%	82.6%	132	131	112	108	13,618	13,206	3.1%
Other	85.4%	86.3%	139	139	118	120	4,668	4,946	(5.6)%
Total / W.A.	78.7%	78.1%	$130	$130	$102	$102	$77,938	$78,942	(1.3)%

Notes:

(1)	CLNY OP Share represents Consolidated EBITDA multiplied by CLNY OP's interest of 94% as of September 30, 2018.

(2)
Q3 2018 EBITDA excludes a FF&E reserve contribution amount of $9.8 million consolidated or $9.2 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	33

VIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of September 30, 2018, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
California	18	2,254	1,243	1,011	—	$13,185
Texas	28	3,230	1,952	1,278	—	7,345
New Jersey	12	1,884	718	942	224	6,999
Washington	5	664	160	504	—	4,973
Florida	12	2,061	1,187	291	583	4,481
New York	8	1,010	710	300	—	3,953
Virginia	11	1,473	1,210	263	—	3,854
New Hampshire	6	662	339	323	—	3,695
Michigan	6	809	601	208	—	3,635
North Carolina	7	981	831	150	—	3,341
Total / W.A.	113	15,028	8,951	5,270	807	$55,461

Colony Capital | Supplemental Financial Report	34

VIIIa. CLNC

($ in thousands, except as noted and per share data; as of September 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of November 5, 2018	36.6%	36.6%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of November 5, 2018	$21.17	$21.17
Total market value of CLNC shares	$1,015,862	$1,015,862
Net carrying value - CLNC	$1,107,168	$1,107,168

Colony Capital | Supplemental Financial Report	35

IX. Other Equity and Debt Summary

($ in thousands; as of September 30, 2018)	Consolidated amount		CLNY OP share of consolidated amount
	Assets	Equity	Assets	Equity
Strategic(1)
GP co-investments	$2,022,968	$1,513,550	$855,030	$527,799
11% interest in NRE	73,775	73,775	73,775	73,775
Strategic Subtotal	2,096,743	1,587,325	928,805	601,574

Non-Strategic(1)
Other real estate equity	2,990,914	1,497,077	1,742,434	956,166
Net lease real estate equity	245,835	108,201	244,839	107,837
Real estate debt	562,826	526,715	399,371	376,053
CRE securities and real estate PE fund investments	71,011	71,011	71,011	71,011
Non-Strategic Subtotal	3,870,586	2,203,004	2,457,655	1,511,067

Other Equity and Debt Total	$5,967,329	$3,790,329	$3,386,460	$2,112,641

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

Colony Capital | Supplemental Financial Report	36

IXa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of September 30, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNY OP interest in NRE as of November 5, 2018	11.2%	11.2%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of November 5, 2018	$13.86	$13.86
Total market value of NRE shares	$78,122	$78,122
Carrying value - NRE	73,775	73,775

CLNY's GP Co-investments in CDCF IV Investments - CLNY's Most Recent Flagship Institutional Credit Fund
Assets - carrying value(1)	$1,277,004	$226,346
Debt - UPB	225,033	44,072
Net carrying value	$1,051,971	$182,274

NBV by Geography:
U.S.	25.9%	14.9%
Europe	74.1%	85.1%
Total	100.0%	100.0%

Other GP Co-investments (2)
Assets - carrying value(1)	$745,964	$628,684
Debt - UPB	284,385	283,159
Net carrying value	$461,579	$345,525

Notes:

(1)	$1.2 billion consolidated and $547 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

Colony Capital | Supplemental Financial Report	37

IXb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of September 30, 2018, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI(1)	NOI(1)
U.S. office	5	878	$2,502	$2,490	80.6%	4.8
Europe office	3	187	696	696	100.0%	9.1
Total / W.A.	8	1,065	$3,198	$3,186	84.0%	5.6

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	14	1,482	$274,483	$237,829	70.2%	5.8
Hotel(2)	100	N/A	1,245,949	686,818	73.1%	N/A

Europe:
Industrial	37	2,753	162,833	73,275	100.0%	5.8
Office	16	542	79,074	39,537	78.6%	12.6
Mixed / Retail	146	4,232	680,441	234,896	55.4%	4.5
Total / W.A.	313	9,009	$2,442,780	$1,272,355	72.9%	5.6

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$335,322	$335,322

Equity & Other:
Albertsons			89,129	44,565
Residential Land			66,484	34,051
Other			28,742	28,742
Corporate CLO Equity			17,872	17,872
Multifamily			10,585	9,527
Total			$548,134	$470,079

Notes:

(1)	Excludes approximately $0.5 million of NOI related to an asset sold during the third quarter 2018.

(2)	Includes $138 million consolidated or $76 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	38

IXc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of September 30, 2018, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans(2)
Carrying value - consolidated	$433,604	$320,294
Non-recourse investment-level financing (UPB)	21,901	16,002
Carrying value - equity method investments	27,180	19,667
		.
PCI loans(2)
Carrying value - consolidated	79,692	44,182
Non-recourse investment-level financing (UPB)	14,210	7,316
Carrying value - equity method investments	1,355	1,355

Other
Carrying value - real estate assets (REO)	20,997	13,873

Total Portfolio
Carrying value - consolidated	513,296	364,476
Carrying value - equity method investments	28,535	21,022
Carrying value - real estate assets (REO)	20,997	13,873
Non-recourse investment-level financing (UPB)	36,111	23,318

Notes:

(1)	Excludes $51 million consolidated or $36 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	39

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)
Non-strategic real estate debt by loan type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans(2)
Fixed rate
First mortgage loans	$63,818	$46,632	6.7%	8.9
Second mortgage loans / B-notes	210,459	116,030	7.8%	2.1
Mezzanine loans	69,411	66,437	—%	1.5
Corporate	28,089	28,089	8.2%	8.3
Total fixed rate non-PCI loans	371,777	257,188	5.6%	3.8

Variable rate
First mortgage loans	65,332	65,332	9.2%	0.6
Total variable rate non-PCI loans	65,332	65,332	9.2%	0.6

Total non-PCI loans	437,109	322,520
Allowance for loan losses	(3,505)	(2,226)
Total non-PCI loans, net of allowance for loan losses	433,604	320,294

PCI loans(2)
First mortgage loans	114,077	51,060
Mezzanine loans	3,671	3,671
Total PCI loans	117,748	54,731
Allowance for loan losses	(38,056)	(10,549)
Total PCI loans, net of allowance for loan losses	79,692	44,182

Total loans receivable, net of allowance for loan losses	$513,296	$364,476

Notes:

(1)	Excludes $51 million consolidated or $36 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	40

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended September 30, 2018, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans(2)
Retail	$170,853	$160,152	3.8%	0.9
Office	135,405	67,702	13.4%	3.3
Multifamily	63,818	46,632	6.7%	8.9
Land	35,439	17,719	—%	0.7
Corporate	28,089	28,089	8.2%	8.3
Total non-PCI loans, net of allowance for loan losses	433,604	320,294	6.4%	3.2

PCI Loans(2)
Retail	42,598	21,845
Industrial	16,102	8,184
Multifamily	6,738	5,839
Office	4,895	4,045
Land	1,136	227
Hospitality	243	49
Residential	97	19
Other	7,883	3,974
Total PCI loans, net of allowance for loan losses	79,692	44,182

Total loans receivable, net of allowance for loan losses	$513,296	$364,476

Notes:

(1)	Excludes $51 million consolidated or $36 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	41

IXd. Other Equity and Debt - CRE Securities and Real Estate PE Fund Interests

($ in thousands; as of September 30, 2018)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$64,145
CMBS	207
Real estate PE fund interests	6,659

Core FFO
Q3 2018 aggregate Core FFO(1)	$4,716

Notes:

(1)
Includes $2 million of one-time accrued interest income from the resolution of a loan held in a deconsolidated CDO and excludes $7 million of gain from the third quarter 2018 sale of interest in a deconsolidated CDO.

Colony Capital | Supplemental Financial Report	42

Xa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of September 30, 2018)	Q3 2018 Fee Revenue - CLNY OP Share
Overview

Institutional funds	$12,945
Colony Credit Real Estate (NYSE:CLNC)	11,697
NorthStar Realty Europe (NYSE:NRE)	4,011
Retail companies	6,402
Non-wholly owned REIM platforms (earnings of investments in unconsolidated ventures)(1)	1,353
Total Q3 2018 reported fee revenue and REIM platform earnings of investments in unconsolidated ventures	$36,408
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$36,408
Other income and commission income(2)	9,072
Expenses
Investment, servicing and commission expenses	2,028
Placement fees	5,184
Depreciation and amortization	5,140
Impairment loss	7,000
Compensation expense	12,317
Administrative expenses	1,024
Total expenses	32,693
Other gain (loss), net	607
Earnings of investments in unconsolidated ventures(3)	4,252
Income tax benefit	2,707
Net income attributable to common interests in OP and common stockholders	20,353
Real estate depreciation and amortization	2,332
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	5,221
Equity-based compensation expense	1,548
Straight-line rent revenue and expense	199
Amortization of deferred financing costs and debt premiums and discounts	61
Unrealized fair value gains or losses and foreign currency remeasurements	(57)
Amortization and impairment of investment management intangibles	12,088
Non-real estate depreciation and amortization	52
Tax (benefit) expense, net	(3,281)
Core FFO	$38,516

Notes:

(1)
Includes $2 million of one-time acquisition fee income from a non-wholly owned REIM platform; $2 million of placement fee expenses related to third-party capital raised in Digital Colony, which must be expensed upfront although payments are made over time; and $5 million of impairments, net of a gain, to interests in non-wholly owned REIM platforms. The impairments and gain are reversed in the calculation of Core FFO.

(2)	Includes $1 million of one-time cumulative accrued interest income related to a non-wholly owned REIM platform.

(3)	Includes an aggregate $5 million of unrealized carried interest from the industrial platform and the Company's investment in AccorInvest.

Colony Capital | Supplemental Financial Report	43

Xb. Investment Management – Assets Under Management

($ in millions, except as noted; as of September 30, 2018, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Institutional Funds	• Credit ($2.6 billion) • Core plus / value-added ($0.2 billion) • Opportunistic ($0.5 billion) • Colony Industrial ($1.5 billion) • Other co-investment vehicles ($1.4 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	$9,801	$6,216.8%
Public Companies	• Colony Credit Real Estate, Inc. ($3.1 billion) • NorthStar Realty Europe Corp. ($1.1 billion)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,491	4,225		1.5%
Retail Companies(1)	• NorthStar Healthcare ($1.6 billion)(2) • CC Real Estate Income Funds(3)	• Manage public non-traded vehicles earning asset management and performance fees	3,603	1,617	(2)	1.5%
Non-Wholly Owned REIM Platforms	• Digital Real Estate Infrastructure Co-sponsored Vehicle • RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 50% investment in Digital Colony, the Company's digital real estate infrastructure vehicle established in partnership with Digital Bridge with an aggregate $4.0 billion of committed capital as of September 30, 2018 • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $18 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	10,016	5,679		N/A
Total			$28,911	$17,737

Notes:
(1) In October 2018, NorthStar/RXR NY Metro was liquidated, as approved by its board of directors and shareholders.
(2) FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value, which is based on asset values as of June 30, 2017.
(3) CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

Colony Capital | Supplemental Financial Report	44

APPENDICES

Colony Capital | Supplemental Financial Report	45

XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at September 30, 2018. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY OP
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 412 properties in the sequential quarter to quarter and year to year comparisons. Properties acquired, disposed or held for sale during these periods are excluded for the same store portfolio and same store results exclude certain non-recurring bad debt expense.

Industrial same store portfolio: consisted of 259 buildings. The same store portfolio is defined once a year at the beginning of the current calendar year and includes buildings that were owned, stabilized and held-for-use throughout the entirety of both the current and prior calendar years. Properties acquired, disposed or held-for-sale after the same store portfolio is determined are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased. Same store NOI excludes lease termination fee revenue.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 167 hotels in the year to year comparison.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

Colony Capital | Supplemental Financial Report	46

XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	47

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended September 30, 2018)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$147,907	$73,902	$224,384	$5,420
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(5,140)	(3,012)	(6)	(393)
Interest income	—	(107)	—	—
Other income	—	—	—	—
Property operating expenses(1)	(66,298)	(21,409)	(146,440)	(1,829)
Compensation and administrative expense(1)	—	(387)	—	—
NOI or EBITDA	$76,469	$48,987	$77,938	$3,198

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Net income (loss) from continuing operations	$(15,051)	$6,296	$(66,620)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(5,140)	(3,012)	(6)
Interest income	—	(107)	—
Interest expense	47,620	10,872	41,646
Transaction, investment and servicing costs	1,556	41	1,938
Depreciation and amortization	43,697	33,503	36,503
Impairment loss	(274)	774	61,865
Compensation and administrative expense	1,696	2,727	1,579
Other (gain) loss, net	1,122	—	178
Other income	—	—	—
Income tax (benefit) expense	1,030	(3)	855
NOI or EBITDA	$76,469	$48,987	$77,938

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

Colony Capital | Supplemental Financial Report	48

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended September 30, 2018)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Net income from continuing operations	$88,053
Adjustments:
Property operating income of other real estate equity	(118,204)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(393)
Interest income	(56,901)
Fee and other income	(1,231)
Property operating expense of other real estate equity	71,797
Interest expense	31,306
Transaction, investment and servicing costs	5,116
Depreciation and amortization	24,933
Provision for loan loss	7,612
Impairment loss	7,132
Compensation and administrative expense	5,612
Gain on sale of real estate assets	(33,016)
Other loss, net	(2,872)
Earnings of investments in unconsolidated ventures	(24,517)
Income tax expense	(719)
NOI of net lease real estate equity	$3,708
Less: asset sold in Q3 2018	(510)
NOI of net lease real estate equity, excluding assets sold	$3,198

Colony Capital | Supplemental Financial Report	49